UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2021

 iROBOT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction of incorporation)
001-36414		77-0259335
(Commission File Number)		(I.R.S. Employer Identification No.)

8 Crosby Drive
Bedford, MA 01730
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 430-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	IRBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On August 2, 2021, iRobot Corporation (the “Company”) entered into an accelerated share repurchase (“ASR”) agreement with Wells Fargo Bank, National Association (“Wells Fargo”), to repurchase an aggregate of $100 million of the Company’s common stock. The Company's Board of Directors modified the existing stock repurchase program, pursuant to which the Company plans to repurchase $200 million of its common stock, to permit an ASR transaction and extend the authorization until March 31, 2022.

Pursuant to the terms of the ASR, which is documented under a Confirmation (the “Confirmation”), the Company will make a $100 million payment to Wells Fargo in August 2021 and will at the same time receive from Wells Fargo an initial delivery of shares of the Company’s common stock in an amount representing approximately 80% of the total number of shares expected to be repurchased based on market prices. The final number of shares to be repurchased by the Company will be based on the daily volume-weighted average stock price of the Company’s common stock during the term of the transaction, less a discount and subject to adjustments pursuant to the terms and conditions of the Confirmation. At settlement, under certain circumstances, Wells Fargo may be required to deliver additional shares of common stock to the Company, or under certain circumstances, the Company may be required to deliver shares of common stock or to make a cash payment, at its option, to Wells Fargo. The final settlement of the transactions under the ASR is scheduled to occur no later than Q4 2021 but may be terminated early in certain circumstances.

The Confirmation contains customary terms for these types of transactions, including, but not limited to, the mechanisms to determine the number of shares or the amount of cash that will be delivered at settlement, the required timing of delivery of the shares, the specific circumstances under which the transactions may be terminated prior to their scheduled maturities and various acknowledgments, representations and warranties made by the Company and Wells Fargo to one another. The terms of the ASR are subject to adjustment under the agreement if the Company were to enter into or announce certain types of transactions or to take certain corporate actions.

The foregoing description of the Confirmation does not purport to be complete and is qualified in its entirety by reference to the Confirmation, a copy of which will be filed with the Company’s quarterly report on Form 10-Q for the fiscal quarter ending October 2, 2021.

From time to time, Wells Fargo and/or its affiliates have directly and indirectly engaged, and may engage in the future, in investment and/or commercial banking transactions with the Company for which they have received, or may receive, customary compensation, fees and expense reimbursement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2021	iRobot Corporation

By: /s/ Glen D. Weinstein
Name: Glen D. Weinstein
Title: Chief Legal Officer and Secretary